Issuer Free Writing Prospectus
Filed by Takeda Pharmaceutical Company Limited
Pursuant to Rule 433
Registration Statement No. 333-280469
June 26, 2024
TAKEDA PHARMACEUTICAL COMPANY LIMITED US$1,100,00,000 5.300% SENIOR NOTES DUE 2034
FINAL TERM SHEET

Dated June 27, 2024

Issuer:	Takeda Pharmaceutical Company Limited (the “Company”)

Security:	US$1,100,000,000 5.300% Senior Notes due 2034 (the “Notes”)

Expected Issue Ratings*:	Moody’s: Baa1 (Stable) / S&P: BBB+ (Stable)

Format:	SEC registered

Status of Notes:	Senior, Unsecured

Denomination:	US$200,000 and integral multiples of US$1,000 in excess thereof

Pricing Date:	June 27, 2024

Settlement Date:	July 5, 2024 (T+5)

Maturity Date:	July 5, 2034

Principal Amount:	US$1,100,000,000

Coupon:	5.300% (per annum, payable semi-annually in arrears)

Interest Payment Dates:	January 5 and July 5 of each year, commencing January 5, 2025

Issue Price:	99.724% plus accrued interest, if any, if settlement occurs after July 5, 2024

Benchmark Treasury:	4.375% due May 15, 2034

Benchmark Treasury Price/Yield:	100-22+ / 4.286%

Spread to Benchmark:	T+105 bps

Yield to Maturity:	5.336%

Day Count Fraction:	30/360, unadjusted

Business Days:	New York, London, Tokyo

Business Day Convention:	Following

Joint Bookrunners:	J.P. Morgan Securities LLC Morgan Stanley & Co. LLC BofA Securities, Inc.

Passive Bookrunners:	BNP Paribas HSBC Securities (USA) Inc. Wells Fargo Securities, LLC Barclays Capital Inc.

Co-Managers[**]:	SMBC Nikko Securities America, Inc. Mizuho Securities USA LLC Nomura Securities International, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Commerz Markets LLC ING FINANCIAL MARKETS LLC

Billing & Delivery:	BofA Securities, Inc.

Trustee:	The Bank of New York Mellon

Settlement:	DTC, Euroclear and Clearstream

Optional Redemption:	The Company has the option to redeem the Notes, in whole or in part, at any time prior to April 5, 2034 (the “Par Call Date”), at a redemption price equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the preliminary prospectus supplement dated June 27, 2024 relating to the Notes (the “Preliminary Prospectus Supplement”)) plus 20 basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Notes being redeemed; plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Optional Tax Redemption:	The Notes may be redeemed at any time, at the Company’s option and sole discretion, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of the Notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if the Company has been or will be obliged to pay any additional amounts with respect to such Notes as a result of (a) any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the Notes or (b) after the completion of any Succession Event (as defined in the Preliminary Prospectus Supplement), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to us or the succeeding entity, as the case may be.

Use of Proceeds:	We intend to use a portion of the net proceeds from the offering of the Notes to settle the Tender Offers, with the remainder of the proceeds of the offering of the Notes to be used to repay outstanding borrowings under our commercial paper facility.

CUSIP:	874060BK1

ISIN:	US874060BK18

Common Code:	282964767

Governing Law:	New York Law

* A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agencies.

** One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.
The Company has filed a registration statement (including a prospectus dated June 26, 2024 (the “Base Prospectus”)) and a preliminary prospectus supplement dated June 27, 2024 (together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, if you request it by calling J.P. Morgan Securities LLC (collect) at (212) 834-4533, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or BofA Securities, Inc. at 1-800-294-1322.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
No PRIIPs KID - No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA or in the United Kingdom. See “PROHIBITION OF SALES TO EEA RETAIL INVESTORS AND PROHIBITION OF SALES TO U.K. RETAIL INVESTORS” in the
Preliminary Prospectus.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

US$800,000,000 5.650% SENIOR NOTES DUE 2044

FINAL TERM SHEET

Dated June 27, 2024

Issuer:	Takeda Pharmaceutical Company Limited (the “Company”)

Security:	US$800,000,000 5.650% Senior Notes due 2044 (the “Notes”)

Expected Issue Ratings*:	Moody’s: Baa1 (Stable) / S&P: BBB+ (Stable)

Format:	SEC registered

Status of Notes:	Senior, Unsecured

Denomination:	US$200,000 and integral multiples of US$1,000 in excess thereof

Pricing Date:	June 27, 2024

Settlement Date:	July 5, 2024 (T+5)

Maturity Date:	July 5, 2044

Principal Amount:	US$800,000,000

Coupon:	5.650% (per annum, payable semi-annually in arrears)

Interest Payment Dates:	January 5 and July 5 of each year, commencing January 5, 2025

Issue Price:	99.561% plus accrued interest, if any, if settlement occurs after July 5, 2024

Benchmark Treasury:	4.625% due May 15, 2044

Benchmark Treasury Price/Yield:	101-04+ / 4.537%

Spread to Benchmark:	T+115 bps

Yield to Maturity:	5.687%

Day Count Fraction:	30/360, unadjusted

Business Days:	New York, London, Tokyo

Business Day Convention:	Following

Joint Bookrunners:	J.P. Morgan Securities LLC Morgan Stanley & Co. LLC BofA Securities, Inc.

Passive Bookrunners:	BNP Paribas HSBC Securities (USA) Inc. Wells Fargo Securities, LLC Barclays Capital Inc.

Co-Managers[**]:	SMBC Nikko Securities America, Inc. Mizuho Securities USA LLC Nomura Securities International, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Commerz Markets LLC ING FINANCIAL MARKETS LLC

Billing & Delivery:	BofA Securities, Inc.

Trustee:	The Bank of New York Mellon

Settlement:	DTC, Euroclear and Clearstream

Optional Redemption:	The Company has the option to redeem the Notes, in whole or in part, at any time prior to January 5, 2044 (the “Par Call Date”), at a redemption price equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the preliminary prospectus supplement dated June 27, 2024 relating to the Notes (the “Preliminary Prospectus Supplement”)) plus 20 basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Notes being redeemed; plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Optional Tax Redemption:	The Notes may be redeemed at any time, at the Company’s option and sole discretion, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of the Notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if the Company has been or will be obliged to pay any additional amounts with respect to such Notes as a result of (a) any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the Notes or (b) after the completion of any Succession Event (as defined in the Preliminary Prospectus Supplement), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to us or the succeeding entity, as the case may be.

Use of Proceeds:	We intend to use a portion of the net proceeds from the offering of the Notes to settle the Tender Offers, with the remainder of the proceeds of the offering of the Notes to be used to repay outstanding borrowings under our commercial paper facility.

CUSIP:	874060BL9

ISIN:	US874060BL90

Common Code:	282964457

Governing Law:	New York Law

* A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agencies.

** One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.
The Company has filed a registration statement (including a prospectus dated June 26, 2024 (the “Base Prospectus”)) and a preliminary prospectus supplement dated June 27, 2024 (together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, if you request it by calling J.P. Morgan Securities LLC (collect) at (212) 834-4533, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or BofA Securities, Inc. at 1-800-294-1322.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
No PRIIPs KID - No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA or in the United Kingdom. See “PROHIBITION OF SALES TO EEA RETAIL INVESTORS AND PROHIBITION OF SALES TO U.K. RETAIL INVESTORS” in the
Preliminary Prospectus.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

US$600,000,000 5.650% SENIOR NOTES DUE 2054

FINAL TERM SHEET

Dated June 27, 2024

Issuer:	Takeda Pharmaceutical Company Limited (the “Company”)

Security:	US$600,000,000 5.650% Senior Notes due 2054 (the “Notes”)

Expected Issue Ratings*:	Moody’s: Baa1 (Stable)] / S&P: BBB+ (Stable)

Format:	SEC registered

Status of Notes:	Senior, Unsecured

Denomination:	US$200,000 and integral multiples of US$1,000 in excess thereof

Pricing Date:	June 27, 2024

Settlement Date:	July 5, 2024 (T+5)

Maturity Date:	July 5, 2054

Principal Amount:	US$600,000,000

Coupon:	5.650% (per annum, payable semi-annually in arrears)

Interest Payment Dates:	January 5 and July 5 of each year, commencing January 5, 2025

Issue Price:	99.570% plus accrued interest, if any, if settlement occurs after July 5, 2024

Benchmark Treasury:	4.250% due February 15, 2054

Benchmark Treasury Price/Yield:	97-01+ / 4.430%

Spread to Benchmark:	T+125 bps

Yield to Maturity:	5.680%

Day Count Fraction:	30/360, unadjusted

Business Days:	New York, London, Tokyo

Business Day Convention:	Following

Joint Bookrunners:	J.P. Morgan Securities LLC Morgan Stanley & Co. LLC BofA Securities, Inc.

Passive Bookrunners:	BNP Paribas HSBC Securities (USA) Inc. Wells Fargo Securities, LLC Barclays Capital Inc.

Co-Managers[**]:	SMBC Nikko Securities America, Inc. Mizuho Securities USA LLC Nomura Securities International, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Commerz Markets LLC ING FINANCIAL MARKETS LLC

Billing & Delivery:	BofA Securities, Inc.

Trustee:	The Bank of New York Mellon

Settlement:	DTC, Euroclear and Clearstream

Optional Redemption:	The Company has the option to redeem the Notes, in whole or in part, at any time prior to January 5, 2054 (the “Par Call Date”), at a redemption price equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the preliminary prospectus supplement dated June 27, 2024 relating to the Notes (the “Preliminary Prospectus Supplement”)) plus 20 basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Notes being redeemed; plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Optional Tax Redemption:	The Notes may be redeemed at any time, at the Company’s option and sole discretion, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of the Notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if the Company has been or will be obliged to pay any additional amounts with respect to such Notes as a result of (a) any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the Notes or (b) after the completion of any Succession Event (as defined in the Preliminary Prospectus Supplement), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to us or the succeeding entity, as the case may be.

Use of Proceeds:	We intend to use a portion of the net proceeds from the offering of the Notes to settle the Tender Offers, with the remainder of the proceeds of the offering of the Notes to be used to repay outstanding borrowings under our commercial paper facility.

CUSIP:	874060BM7

ISIN:	US874060BM73

Common Code:	282964422

Governing Law:	New York Law

* A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agencies.

** One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.
The Company has filed a registration statement (including a prospectus dated June 26, 2024 (the “Base Prospectus”)) and a preliminary prospectus supplement dated June 27, 2024 (together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, if you request it by calling J.P. Morgan Securities LLC (collect) at (212) 834-4533, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or BofA Securities, Inc. at 1-800-294-1322.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
No PRIIPs KID - No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA or in the United Kingdom. See “PROHIBITION OF SALES TO EEA RETAIL INVESTORS AND PROHIBITION OF SALES TO U.K. RETAIL INVESTORS” in the
Preliminary Prospectus.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

US$500,000,000 5.800% SENIOR NOTES DUE 2064

FINAL TERM SHEET

Dated June 27, 2024

Issuer:	Takeda Pharmaceutical Company Limited (the “Company”)

Security:	US$500,000,000 5.800% Senior Notes due 2064 (the “Notes”)

Expected Issue Ratings*:	Moody’s: Baa1 (Stable) / S&P: BBB+ (Stable)

Format:	SEC registered

Status of Notes:	Senior, Unsecured

Denomination:	US$200,000 and integral multiples of US$1,000 in excess thereof

Pricing Date:	June 27, 2024

Settlement Date:	July 5, 2024 (T+5)

Maturity Date:	July 5, 2064

Principal Amount:	US$500,000,000

Coupon:	5.800% (per annum, payable semi-annually in arrears)

Interest Payment Dates:	January 5 and July 5 of each year, commencing January 5, 2025

Issue Price:	99.537% plus accrued interest, if any, if settlement occurs after July 5, 2024

Benchmark Treasury:	4.250% due February 15, 2054

Benchmark Treasury Price/Yield:	97-01+ / 4.430%

Spread to Benchmark:	T+140 bps

Yield to Maturity:	5.830%

Day Count Fraction:	30/360, unadjusted

Business Days:	New York, London, Tokyo

Business Day Convention:	Following

Joint Bookrunners:	J.P. Morgan Securities LLC Morgan Stanley & Co. LLC BofA Securities, Inc.

Passive Bookrunners:	BNP Paribas HSBC Securities (USA) Inc. Wells Fargo Securities, LLC Barclays Capital Inc.

Co-Managers[**]:	SMBC Nikko Securities America, Inc. Mizuho Securities USA LLC Nomura Securities International, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Commerz Markets LLC ING FINANCIAL MARKETS LLC

Billing & Delivery:	BofA Securities, Inc.

Trustee:	The Bank of New York Mellon

Settlement:	DTC, Euroclear and Clearstream

Optional Redemption:	The Company has the option to redeem the Notes, in whole or in part, at any time prior to January 5, 2064 (the “Par Call Date”), at a redemption price equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the preliminary prospectus supplement dated June 27, 2024 relating to the Notes (the “Preliminary Prospectus Supplement”)) plus 25 basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Notes being redeemed; plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Optional Tax Redemption:	The Notes may be redeemed at any time, at the Company’s option and sole discretion, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of the Notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if the Company has been or will be obliged to pay any additional amounts with respect to such Notes as a result of (a) any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the Notes or (b) after the completion of any Succession Event (as defined in the Preliminary Prospectus Supplement), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to us or the succeeding entity, as the case may be.

Use of Proceeds:	We intend to use a portion of the net proceeds from the offering of the Notes to settle the Tender Offers, with the remainder of the proceeds of the offering of the Notes to be used to repay outstanding borrowings under our commercial paper facility.

CUSIP:	874060BN5

ISIN:	US874060BN56

Common Code:	282964724

Governing Law:	New York Law

* A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agencies.

** One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.
The Company has filed a registration statement (including a prospectus dated June 26, 2024 (the “Base Prospectus”)) and a preliminary prospectus supplement dated June 27, 2024 (together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, if you request it by calling J.P. Morgan Securities LLC (collect) at (212) 834-4533, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or BofA Securities, Inc. at 1-800-294-1322.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
No PRIIPs KID - No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA or in the United Kingdom. See “PROHIBITION OF SALES TO EEA RETAIL INVESTORS AND PROHIBITION OF SALES TO U.K. RETAIL INVESTORS” in the
Preliminary Prospectus.
Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.